SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


   AMERICAN BANK INCORPORATED                       AMERICAN CAPITAL TRUST I
       (Exact names of the co-registrants as specified in their charters)

         PENNSYLVANIA                                     DELAWARE
  (State or other jurisdiction of             (State or other jurisdiction of
   incorporation or organization)              incorporation or organization)

          01-0593266                                     APPLIED FOR
(I.R.S. Employer Identification No.)        (I.R.S. Employer Identification No.)

                            4029 WEST TILGHMAN STREET
                          ALLENTOWN, PENNSYLVANIA 18104
                                 (610) 366-1800
    (Address, including zip code, and telephone number, including area code, of the co-registrants' principal executive offices)

If this Form relates to the               If this form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
Exchange Act and is effective pursuant    Exchange Act and is effective pursuant
to General Instruction A.(c),             to General Instruction A.(d), please
please check the following box. [_]       check the following box. [X]


Securities to be registered pursuant to Section 12(b) of the Act:

                                               Name of each exchange on which
 Title of each class to be so registered       each class is to be registered
 ---------------------------------------       ------------------------------

                  None.                                     None.


Securities to be registered pursuant to Section 12(g) of the Act:

6.0% Cumulative Convertible Trust Preferred Securities of American Capital
Trust I (and the guarantee of American Bank Incorporated with respect thereto)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

        For the full description of American Capital Trust I's 6.0% Cumulative
Convertible Trust Preferred Securities (the "Trust Preferred Securities") and
American Bank Incorporated's guarantee (the "Guarantee") being registered hereby, reference is made to the information contained under the captions
"Description of the Convertible Preferred Securities," "Description of the
Convertible Subordinated Debentures," and "Description of the Guarantee" in the prospectus filed by the registrants on February 26, 2002 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), which prospectus shall be deemed to be incorporated by reference into this registration statement on Form 8-A. The prospectus forms a part of the Registration Statement on Form SB-2 (Registration No. 333-75582 and Registration
No. 333-75582-01) filed by American Bank Incorporated and American Capital Trust
I with the Securities and Exchange Commission on December 20, 2001, as amended
February 4, 2002, February 8, 2002, February 13, 2002 and February 14, 2002, under the Securities Act (the "Registration Statement").

Item 2. Exhibits.

        The following exhibits are filed as part of this registration statement on Form 8-A:

        Exhibit Number   Description
        --------------   -----------

             2.1         Form of Indenture by and between Northwest Bancorp,
                         Inc. and Bankers Trust Company (incorporated by reference to Exhibit 4.9 of the Registration
                         Statement).

             2.2 Form of Subordinated Debenture (incorporated by reference to Exhibit 4.10 of the Registration Statement which is included as an exhibit to Exhibit 4.9 of the Registration Statement).

             2.3 Certificate of Trust (incorporated by reference to Exhibit 4.3 of the Registration Statement).

             2.4         Trust Agreement (incorporated by reference to Exhibit
                         4.1 of the Registration Statement).

             2.5         Form of Amended and Restated Trust Agreement
                         (incorporated by reference to Exhibit 4.2 of the Registration Statement).

             2.6         Form of Trust Preferred Securities Certificate
                         (incorporated by reference to Exhibit 4.6 of the Registration Statement which is included as an exhibit to Exhibit 4.2 of the Registration Statement).

             2.7         Form of Agreement of Expense and Liabilities
                         (incorporated by reference to Exhibit 4.5 of the Registration Statement).

             2.8         Form of Preferred Securities Guarantee Agreement
                         (incorporated by reference to Exhibit 4.8 of the Registration Statement).


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                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

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

                                                              AMERICAN BANK INCORPORATED


Date:   April 23, 2002                              By:      /s/ Mark W. Jaindl
                                                             --------------------------------------------
                                                             Name:    Mark W. Jaindl
                                                             Title:   President and Chief Executive Officer

        Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                              AMERICAN CAPITAL TRUST I


Date:   April 23, 2001                              By:      /s/ Frederick J. Jaindl
                                                             --------------------------------------------
                                                             Name:    Frederick J. Jaindl
                                                             Title:   Administrative Trustee


Date:   April 23, 2001                              By:      /s/ Mark W. Jaindl
                                                             --------------------------------------------
                                                             Name:    Mark W. Jaindl
                                                             Its:     Administrative Trustee


Date:   April 23, 2001                              By:      /s/ Harry C. Birkhimer
                                                             --------------------------------------------
                                                              Name:    Harry C. Birkhimer
                                                              Its:     Administrative Trustee

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